UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2022 virtually via the internet. On March 21, 2022, the record date, there were 77,329,578 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share.

At the Annual Meeting, 65,215,669 shares of the Company’s common stock were voted in person or by proxy for the three proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 4, 2022.

Proposal 1. The Company’s stockholders elected by a majority of votes cast both of the Class II director nominees below, Ali Satvat and Mark D. Stolper, to the Board to hold office until the 2025 annual meeting of stockholders or until their successors are elected.

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
Ali Satvat	50,260,233	9,967,425	4,988,011
Mark D. Stolper	58,410,139	1,817,519	4,988,011

Proposal 2. The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
64,930,458	195,114	90,097	0

Proposal 3. The stockholders voted to indicate, on an advisory basis, the following as the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

3 YEARS	2 YEARS	1 YEAR	ABSTENTION	BROKER NON- VOTES
15,606,803	106,827	44,276,605	237,423	4,988,011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2022	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer